PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2016

NEW YORK, NY -- (Marketwired - May 04, 2016) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the second fiscal quarter ended March 31, 2016.

HIGHLIGHTS
Quarter ended March 31, 2016
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $ 1,231.5
  Net assets                                                      $   627.6
  Net asset value per share                                       $    8.83

  Credit Facility                                                 $   128.8
  2019 Notes                                                      $   247.2
  SBA debentures                                                  $   168.5
  2025 Notes                                                      $    67.1

Yield on debt investments at quarter-end                               11.9%

Operating Results:
  Net investment income                                           $    20.8
  Net investment income per share                                 $    0.29
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of investments                                        $    86.5
  Sales and repayments of investments                             $    92.9

  Number of new portfolio companies invested                              2
  Number of existing portfolio companies invested                         4
  Number of portfolio companies at quarter-end                           61

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 5, 2016

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 5, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 811-5456 approximately 5-10 minutes prior to the call. International callers should dial (913) 312-0648. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 19, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6473004.

FEE WAIVER

For the three and six months ended March 31, 2016 and through December 31, 2016, PennantPark Investment Adviser LLC has voluntarily agreed, in consultation with the board of directors, to waive 16% of both base and incentive fee, or collectively referred to as Management Fee, correlated to our 16% energy exposure (oil & gas and energy & utilities industries) at cost as of December 31, 2015. For the three and six months ended March 31, 2016, the fee waiver was $1.7 million and $3.4 million, or $0.02 and $0.05 per share, respectively. For each the three and six months ended March 31, 2015, there was no fee waiver.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2016, our portfolio totaled $1,231.5 million and consisted of $454.7 million of senior secured debt, $486.1 million of second lien secured debt, $171.2 million of subordinated debt and $119.5 million of preferred and common equity. Our debt portfolio consisted of 76% variable-rate investments (including 72% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 24% fixed-rate investments. As of March 31, 2016, we had four companies on non-accrual, representing 7.2% and 2.3% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $181.1 million as of March 31, 2016. Our overall portfolio consisted of 61 companies with an average investment size of $20.2 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 37% in senior secured debt, 39% in second lien secured debt, 14% in subordinated debt and 10% in preferred and common equity.

As of September 30, 2015, our portfolio totaled $1,299.0 million and consisted of $399.2 million of senior secured debt, $612.5 million of second lien secured debt, $182.5 million of subordinated debt and $104.8 million of preferred and common equity. Our debt portfolio consisted of 71% variable-rate investments (including 65% with a LIBOR or prime floor) and 29% fixed-rate investments. As of September 30, 2015, we had four companies on non-accrual, representing 9.4% and 5.5% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $125.2 million as of September 30, 2015. Our overall portfolio consisted of 61 companies with an average investment size of $21.3 million, had a weighted average yield on interest bearing debt investments of 12.1% and was invested 31% in senior secured debt, 47% in second lien secured debt, 14% in subordinated debt and 8% in preferred and common equity.

For the three months ended March 31, 2016, we invested $86.5 million in two new and four existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the three months ended March 31, 2016 totaled $92.9 million. For the six months ended March 31, 2016, we invested $216.8 million in six new and 10 existing portfolio companies with a weighted average yield on debt investments of 11.7%. Sales and repayments of investments for the six months ended March 31, 2016 totaled $201.0 million.

For the three months ended March 31, 2015, we invested $72.6 million in two new and eight existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of investments for the three months ended March 31, 2015 totaled $103.2 million. For the six months ended March 31, 2015, we invested $231.5 million in five new and 13 existing portfolio companies with a weighted average yield on debt investments of 12.7%. Sales and repayments of investments for the six months ended March 31, 2015 totaled $182.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2016 and 2015.

Investment Income

Investment income for the three and six months ended March 31, 2016 was $39.1 million and $74.4 million, respectively, and was attributable to $19.6 million and $32.5 million from senior secured loans, $13.8 million and $31.2 million from second lien secured debt, $5.7 million and $10.7 million from subordinated debt, preferred and common equity, respectively. This compares to investment income for the three and six months ended March 31, 2015, which was $42.7 million and $81.9 million, respectively, and was attributable to $15.7 million and $30.3 million from senior secured loans, $18.8 million and $34.6 million from second lien secured debt, $8.0 million and $16.3 million from subordinated debt, and $0.2 million and $0.7 million from preferred and common equity, respectively. The decrease in investment income compared with the same periods in the prior year was primarily due to a lower yielding portfolio.

Expenses

Net expenses for the three and six months ended March 31, 2016 totaled $18.3 million and $36.7 million, respectively. Base management fee for the same periods totaled $5.1 million (after a base management fee waiver of $1.0 million) and $10.6 million (after a base management fee waiver of $2.0 million), incentive fee totaled $4.0 million (after an incentive fee waiver of $0.7 million) and $7.2 million (after an incentive fee waiver of $1.4 million), debt related interest and expenses totaled $6.9 million and $13.7 million, general and administrative expenses totaled $1.9 million and $3.5 million and provision for taxes totaled $0.4 million and $1.7 million, respectively. This compares to expenses for the three and six months ended March 31, 2015, which totaled $20.6 million and $40.3 million, respectively. Base management fee for the same periods totaled $6.8 million and $13.6 million, incentive fee totaled $5.5 million and $10.4 million, debt related interest and expenses totaled $6.6 million and $13.1 million and general and administrative expenses totaled $1.7 million and $3.2 million, respectively. The decrease in expenses compared with the same periods in the prior year was primarily due to the Management Fee waiver and lower portfolio size offset by a higher provision for taxes.

Net Investment Income

Net investment income totaled $20.8 million and $37.7 million, or $0.29 and $0.52 per share, for the three and six months ended March 31, 2016, respectively. Net investment income totaled $22.1 million and $41.6 million, or $0.29 and $0.55 per share, for the three and six months ended March 31, 2015, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2016 totaled $92.9 million and $201.0 million, respectively, and realized losses totaled $11.2 million and $36.6 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2015 totaled $103.2 million and $182.5 million, respectively, and realized gains totaled $9.5 million and $18.1 million, respectively. The increase in realized losses compared with the same periods in the prior year was primarily due to the changes in market conditions of our investments and a higher volume of sales and repayments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three and six months ended March 31, 2016, we reported a net change in unrealized depreciation on investments of $16.0 million and $55.9 million, respectively. For the three and six months ended March 31, 2015, we reported a net change in unrealized depreciation on investments of $24.8 million and $77.9 million, respectively. As of March 31, 2016 and September 30, 2015, our net unrealized depreciation on investments totaled $181.1 million and $125.2 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments liquidated.

For the three and six months ended March 31, 2016, we reported a net change in unrealized depreciation on our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, our 4.50% senior notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes, of $10.3 million and $18.0 million, respectively. For the three and six months ended March 31, 2015, we reported a net change in unrealized depreciation on our Credit Facility, 2019 Notes and 2025 Notes of $0.6 million and $1.7 million, respectively. The change compared with the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $3.9 million and $(36.8) million, or $0.06 and $(0.51) per share, for the three and six months ended March 31, 2016, respectively. This compares to a net change in net assets resulting from operations of $7.4 million and $(16.6) million, or $0.10 and $(0.22) per share, for the three and six months ended March 31, 2015, respectively. The decrease in the net change in net assets from operations compared with the same periods in the prior year reflects the change in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2016 and September 30, 2015, there was $141.3 million and $136.9 million (including a temporary draw of $30.0 million), respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate at the time of 2.80% and 3.07%, respectively, exclusive of the fee on undrawn commitments. The annualized weighted average cost of debt for the six months ended March 31, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on Small Business Administration, or SBA, debentures, was 4.42% and 4.57%, respectively. The Credit Facility is a five-year revolving facility with a stated maturity date of June 25, 2019, a one-year term-out period following its fourth year and pricing is set at 225 basis points over LIBOR. As of March 31, 2016 and September 30, 2015, we had $403.7 million and $408.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of March 31, 2016 and September 30, 2015, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of March 31, 2016 and September 30, 2015, we had $225.0 million in SBA debt commitments through certain of our consolidated subsidiaries and $172.5 million and 150.0 million, respectively, was drawn with a weighted average fixed interest rate of 3.59% and 3.70% (excluding 3.43% of upfront fees). The SBA debentures' upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%, which are being amortized.

At March 31, 2016 and September 30, 2015, we had cash and cash equivalents at fair value of $33.2 million and $49.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $9.9 million for the six months ended March 31, 2016, and our financing activities used cash of $26.3 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily for our stock repurchase plan.

Our operating activities used cash of $5.5 million for the six months ended March 31, 2015, primarily for net purchases of investments. Our financing activities provided cash of $1.9 million for the same period, primarily from net borrowings under our Credit Facility.

STOCK REPURCHASE PROGRAM

On May 6, 2015, we announced a share repurchase plan which allows us to repurchase up to $35 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. The program will expire on May 6, 2016. During the three and six months ended March 31, 2016, we repurchased 0.7 million and 1.9 million shares of common stock, respectively, in open market transactions for an aggregate cost (including transaction costs) of $3.7 million and $12.2 million, respectively. From May 6, 2015 to March 31, 2016, we purchased 4.0 million shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $30.1 million.

DISTRIBUTIONS

During the three and six months ended March 31, 2016, we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $19.9 million and $40.0 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $21.0 million and $42.1 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             March 31, 2016   September 30,
                                               (unaudited)        2015
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost--$1,023,986,434 and $1,138,155,969,
   respectively)                             $  960,207,641  $1,096,719,079
  Non-controlled, affiliated investments
   (cost--$226,052,253 and $133,693,295,
   respectively)                                168,853,904      95,503,104
  Controlled, affiliated investments (cost--
   $162,364,102 and $152,387,898,
   respectively)                                102,436,835     106,825,650
                                             --------------  --------------
  Total of investments (cost--$1,412,402,789
   and $1,424,237,162, respectively)          1,231,498,380   1,299,047,833
Cash and cash equivalents (cost--$33,358,473
 and $49,637,415, respectively)                  33,195,129      49,619,256
Interest receivable                               7,407,261       7,590,197
Prepaid expenses and other assets                 3,825,834       8,790,944
                                             --------------  --------------
      Total assets                            1,275,926,604   1,365,048,230
                                             --------------  --------------
Liabilities
Distributions payable                            19,897,034      20,430,492
Payable for investments purchased                        --       3,591,177
Credit Facility payable (par--$141,329,823
 and $136,864,300, respectively)                128,753,580     132,356,860
2019 Notes payable (par--$250,000,000)          247,215,000     253,102,500
SBA debentures payable (par--$172,500,000
 and $150,000,000, respectively)                168,518,150     146,269,957
2025 Notes payable (par--$71,250,000)            67,117,500      71,136,000
Base management fee payable, net                  5,136,664       6,602,029
Performance-based incentive fee payable, net      4,008,876       5,007,792
Interest payable on debt                          7,661,128       7,638,514
Accrued other expenses                                   --       2,322,367
                                             --------------  --------------
      Total liabilities                         648,307,932     648,457,688
                                             --------------  --------------
Commitments and contingencies
Net assets
Common stock, 71,060,836 and 72,966,043
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                  71,061          72,966
Paid-in capital in excess of par value          822,532,643     834,711,229
Distributions in excess of net investment
 income                                         (15,747,292)    (13,424,886)
Accumulated net realized (loss) gain on
 investments                                    (17,665,676)     18,919,305
Net unrealized depreciation on investments     (181,065,807)   (125,207,012)
Net unrealized depreciation on debt              19,493,743       1,518,940
                                             --------------  --------------
      Total net assets                       $  627,618,672  $  716,590,542
                                             --------------  --------------
      Total liabilities and net assets       $1,275,926,604  $1,365,048,230
                                             ==============  ==============
Net asset value per share                    $         8.83  $         9.82
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                         Three Months Ended           Six Months Ended
                              March 31,                   March 31,
                     --------------------------  --------------------------
                         2016          2015          2016          2015
                     ------------  ------------  ------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest           $ 26,649,790  $ 35,227,997  $ 54,867,820  $ 70,089,625
  Other income          5,860,016     4,818,465     7,527,669     6,397,303
From non-controlled,
 affiliated
 investments:
  Interest              3,337,000     1,251,778     5,517,576     2,737,188
From controlled,
 affiliated
 investments:
   Interest             3,261,619     1,362,313     6,458,652     2,641,109
                     ------------  ------------  ------------  ------------
  Total investment
   income              39,108,425    42,660,553    74,371,717    81,865,225
                     ------------  ------------  ------------  ------------
Expenses:
   Base management
    fee                 6,115,075     6,799,737    12,620,855    13,596,488
   Performance-based
    incentive fee       4,772,473     5,523,967     8,568,255    10,393,185
   Interest and
    expenses on debt    6,942,925     6,567,496    13,669,250    13,082,827
   Administrative
    services
    expenses              900,500       849,656     1,768,000     1,706,720
   Other general and
    administrative
    expenses              937,563       823,828     1,822,192     1,513,264
                     ------------  ------------  ------------  ------------
   Expenses before
    management fee
    waiver and
    provision for
    taxes              19,668,536    20,564,684    38,448,552    40,292,484
                     ------------  ------------  ------------  ------------
   Management Fee
    waiver             (1,742,008)           --    (3,390,262)           --
   Provision for
    taxes                 350,000            --     1,650,000            --
                     ------------  ------------  ------------  ------------
   Net expenses        18,276,528    20,564,684    36,708,290    40,292,484
                     ------------  ------------  ------------  ------------
  Net investment
   income              20,831,897    22,095,869    37,663,427    41,572,741
                     ------------  ------------  ------------  ------------
Realized and
 unrealized loss on
 investments and
 debt:
   Net realized
    (loss) gain on
    investments       (11,210,018)    9,490,439   (36,584,981)   18,116,578
   Net change in
    unrealized
    depreciation on:
   Non-controlled,
    non-affiliated
    investments        (6,211,252)  (24,876,250)  (22,954,067)  (77,935,809)
   Controlled and
    non-controlled,
    affiliated
    investments        (9,775,018)      107,390   (32,904,728)        2,617
   Debt depreciation   10,314,028       561,253    17,974,803     1,676,880
                     ------------  ------------  ------------  ------------
   Net change in
    unrealized
    depreciation on
    investments and
    debt               (5,672,242)  (24,207,607)  (37,883,992)  (76,256,312)
                     ------------  ------------  ------------  ------------
Net realized and
 unrealized loss
 from investments
 and debt             (16,882,260)  (14,717,168)  (74,468,973)  (58,139,734)
                     ------------  ------------  ------------  ------------
Net increase
 (decrease) in net
 assets resulting
 from operations     $  3,949,637  $  7,378,701  $(36,805,546) $(16,566,993)
                     ============  ============  ============  ============
Net increase
 (decrease) in net
 assets resulting
 from operations per
 common share        $       0.06  $       0.10  $      (0.51) $      (0.22)
                     ============  ============  ============  ============
Net investment
 income per common
 share               $       0.29  $       0.29  $       0.52  $       0.55
                     ============  ============  ============  ============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com